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                                                                      EXHIBIT 24



December 1, 2000

Mr. Alan M. Wright and
Mr. Thomas A. McNish
Consumers Energy Company
212 West Michigan Avenue
Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $400 million of any debt securities of the Company (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities).

Very truly yours,




/s/ William T. McCormick, Jr.                       /s/ Victor J. Fryling
William T. McCormick, Jr.                           Victor J. Fryling


/s/ John Deutch
John M. Deutch                                      William U. Parfet


/s/ James J. Duderstadt                             /s/ Percy A. Pierre
James J. Duderstadt                                 Percy A. Pierre


/s/ K. R. Flaherty                                  /s/ K. L. Way
Kathleen R. Flaherty                                Kenneth L. Way


/s/ Earl D. Holton                                  /s/ K. Whipple
Earl D. Holton                                      Kenneth Whipple


                              /s/ John B. Yasinsky
                                John B. Yasinsky


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Extract from the minutes of the Board of Directors of Consumers Energy Company
(the "Company") held on December 1, 2000.



Proposed Issue of Debt Securities

              Management of the Company recommended that the Company issue and sell, from time to time, at private placement or public sale, upon competitive bidding or a negotiated basis, or otherwise, any debt securities in the form of notes or bonds aggregating $400 million (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities), including but not limited to (i) senior or subordinated debt securities, (ii) trust securities ("Trust Securities") of one or more trusts (the "Trust"), (iii) debt securities issued solely in connection with the sale of the Trust Securities, and (iv) the Company's guarantee of Trust Securities of the Trust. Each series of senior debt securities could initially be secured by the issuance of first mortgage bonds under the Company's Trust Indenture dated as of September 1, 1945, as amended and supplemented, with The Chase Manhattan Bank as trustee. The first mortgage bonds could be issued to The Chase Manhattan Bank as the trustee of the Indenture dated as of February 1, 1998, as supplemented, as security for the payment of principal and interest on the senior debt securities. One or more Trusts may be formed by the Company. The Trust may offer Trust Securities representing interests in the Trust or Trust assets. Any of the foregoing securities issued in a private placement may be offered with registration rights. Management further recommended the appointment of a Special Committee of the Board of Directors to take any and all action to facilitate the proposed offering(s) and to assure that the securities are sold for the best price and on the best terms obtainable in the judgment of a Special Committee of the Board of Directors appointed for such purposes. The matter was discussed fully.

              Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

RESOLVED: That the Board of Directors authorizes the issue and sale, from time to time, at private placement or public sale, upon competitive bidding or a negotiated basis, or otherwise, of up to $400 million net aggregate principal amount of any debt securities of the Company (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities), including but not limited to (i) senior or subordinated debt securities, (ii) Trust Securities ("Trust Securities") of one or more Trusts (the "Trust"), (iii) debt securities issued solely in connection with the sale of the Trust Securities and (iv) the Company's guarantee of Trust Securities of the Trust (collectively, the "Securities") as discussed at the meeting, each to be sold for the best price and on the best terms obtainable in the judgment of a Special Committee of the Board of Directors appointed for such purposes; and

RESOLVED FURTHER: That the senior debt Securities may be secured by the issuance of one or more series of first mortgage bonds (the "First Mortgage Bonds") under the Company's Trust Indenture dated as of September 1, 1945, as amended and supplemented, with The Chase Manhattan Bank as trustee (the "Mortgage Indenture"); and

RESOLVED FURTHER: That William T. McCormick, Jr., with Ken Whipple, as alternate, is appointed to a Special Committee of this Board of Directors, which shall have the full authority to act on behalf of the Board for the purposes



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stated in the foregoing resolution with respect to (a) determining the offering price, any underwriting discounts and the proceeds to the Company of the proposed issue and sale of the Securities, (b) approving the form of any supplemental indentures or Company orders pursuant to an indenture and the form of the debt Securities relating thereto and requesting the trustee for the indenture to execute any such supplemental indentures or orders and authenticate such debt Securities, and (c) authorizing the officers to take such further actions as they may deem advisable to carry out the issue and sale of such Securities; and

RESOLVED FURTHER: That Alan M. Wright, Thomas A. McNish and Laura L. Mountcastle (or successors, appointed in writing, by the Chairman of the Board, Vice Chairman of the Board or the President of the Company, and filed in the Corporate Secretary's office) are appointed to serve, at the Company's request, and are authorized and empowered, for and on behalf of the Company, to act as the Company's trustees in accordance with the trust agreement, and any amendments thereto, of the Trust; and

RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized and empowered, for and on behalf of the Company, to establish one or more Trusts, for the purpose of issuing and selling Trust Securities; and

RESOLVED FURTHER: That the above-designated Company trustees, and each of them, are authorized and empowered, to execute and deliver all documents, papers, applications, agreements and instruments, including but not limited to, a declaration of trust and/or trust agreement, and any amendments thereto, and to do all acts and things they deem necessary or appropriate and as counsel may advise to carry out the intent and purpose of the foregoing resolutions; and

RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized and empowered to prepare, execute, and file, or cause to be prepared and filed, one or more Registration Statements with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (each a "Registration Statement") together with all documents required as exhibits to such Registration Statement, with respect to the issue and sale of the Securities, such registration to be in such form as may be approved by the officers executing the same, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments, including post-effective amendments; and

RESOLVED FURTHER: That any Securities issued in a private placement may be offered with registration rights permitting the Company to (i) file a Registration Statement for the resale of such Securities, or (ii) exchange, in a registered exchange offer pursuant to a Registration Statement, such Securities for substantially similar securities; and

RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized and empowered to appoint an institutional trustee, and any agent or trustees necessary or appropriate in connection with the issuance and sale of the Securities; and

RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities of the Company as they may deem advisable; to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith, to execute and file all requisite papers and documents, including but







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not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers or any of them of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company; and

RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized and empowered to cause the Company to make application to the New York Stock Exchange, or on such other exchange as the officers may decide, for the listing on such Exchange, upon notice of issuance of the Securities, and to represent the Company in connection with any application or applications for listing and to appear on behalf of the Company before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application(s) or in any agreements or other papers relating thereto as may be necessary or appropriate to conform with the requirements for listing; and

RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized and empowered to execute and deliver on behalf of the Company (i) an indenture or indentures, including one or more supplements to any indenture, in the form approved or authorized by the Special Committee under the corporate seal to be thereto affixed and attested, with the trustee or trustees appointed, such indenture or indentures, supplement or supplements and (ii) Company guarantee or guarantees relating to the Trust Securities, each to be in such form and content and bear such date as may be approved by the officer of the Company executing the same, such approval to be conclusively evidenced by the execution of said indenture or indentures, or supplement or supplements, guarantee or guarantees; and

RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized and empowered to execute one or more underwriting agreements, purchase agreements, or any other type of agreements between the Company and the underwriter or representatives of the underwriters (or any agents) or an other purchaser appointed or named in such agreement or agreements, as they may deem appropriate for the proposed sale of the Securities and the issue and sale of the First Mortgage Bonds; and

RESOLVED FURTHER: That each senior debt Security issued by the Company may be secured by First Mortgage Bonds in principal amounts equal to the Securities; and

RESOLVED FURTHER: That the officers of the Company, and each of them, in their discretion, on its behalf, are authorized to take such action as may be necessary or desirable, including but not limited to, the execution and delivery on behalf of the Company of one or more supplemental indentures to the Mortgage Indenture and the execution, delivery and authentication required with respect to the proposed issuance of the First Mortgage Bonds, with such interest rates, maturities and other terms as the officers may consider advisable to facilitate the delivery thereof as security for the Company's obligation to make payments required under the transactions contemplated by the above resolutions, which First Mortgage Bonds will be payable only upon the events expressly designated in the Mortgage Indenture; and

RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized and empowered to do and to perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates in the name and on the behalf of the Company or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions, including the performance of the obligations of the Company under purchase agreements, underwriting agreements and sales agreements, indentures, registration rights agreements, or other similar agreements, certificates or declarations, the Securities, any Registration Statement or any other agreements related to the issuance and sale of the Securities.

                                 - - - - - - -


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     I, Thomas A. McNish, Vice President and Secretary of Consumers Energy
     Company, CERTIFY that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of Consumers Energy Company duly held on December 1, 2000 at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 4th day of December 2000


                                                  /s/Thomas A. McNish
                                                  Vice President and Secretary